UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 2, 2014

EMERALD OIL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-35097	77-0639000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Broadway, Suite 1360
Denver, Colorado 80202

(Address of principal executive offices, including zip code)

(303) 595-5600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: As previously disclosed in the Current Report on Form 8-K filed on September 4, 2014 (the “Original 8-K”) Emerald Oil, Inc. (the “Company”), completed and closed on September 2, 2014 the acquisition of certain oil and gas properties and assets located in McKenzie, Billings and Dunn Counties of North Dakota (the “Liberty Assets”) from an unrelated third party. The total consideration paid was approximately $71.2 million in cash and the assignment of approximately 4,300 net acres located in Williams County, North Dakota.

The Company is filing this amendment to the Original 8-K (i) to revise the total consideration paid for the Liberty Assets, $70.2 million to $71.2 million in Item 2.01 to reflect purchase price adjustments and (ii) to provide the historical and pro forma financial information required by Items 9.01(a) and 9.01(b) below.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On September 2, 2014, the Company completed the previously announced acquisition of certain oil and gas properties and assets located in McKenzie, Billings and Dunn Counties of North Dakota from an unrelated third party. The total consideration paid was approximately $71.2 million in cash and the assignment of approximately 4,300 net acres located in Williams County, North Dakota.

The foregoing summary of the transaction does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase and Sale Agreement, which was filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q on August 4, 2014, and is incorporated herein by reference (the “Purchase and Sale Agreement”). The representations and warranties of the parties in the Purchase and Sale Agreement are, in many respects, qualified by materiality and limited to the knowledge of the entity making the representation and warranty, but their accuracy forms the basis of one of the conditions to the obligations of the parties to complete the transaction. These representations and warranties were made only for purposes of the Purchase and Sale Agreement and as of specific dates, were solely for the benefit of the parties thereto, and are subject to limitations agreed to between the parties, including that they are qualified by disclosures between the parties that are not included with this report. Accordingly, investors and third parties should not rely on these representations and warranties as independent characterizations of the actual state of facts at the time they were made or otherwise but should consider them together with the other information that the Company has disclosed in other filings with the SEC.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired. Audited statements of operating revenues and direct operating expenses of the Liberty Assets for the year ended December 31, 2013 and unaudited statements of operating revenues and direct operating expenses of the Liberty Assets for the six months ended June 30, 2014 and 2013 are attached hereto as Exhibit 99.1 and are incorporated herein by reference.

(b) Pro Forma Financial Information. The pro forma condensed combined balance sheet of the Company as of June 30, 2014 (unaudited) and the pro forma condensed combined statements of operations for the year ended December 31, 2013 (audited) and six months ended June 30, 2014 (unaudited) are attached hereto as Exhibit 99.2 and are incorporated herein by reference. These unaudited pro forma financial statements give effect to the completion of the Company’s acquisition on September 2, 2014 of the Liberty Assets, on the bases, and subject to the assumptions, set forth therein in accordance with Article 11 of Regulation S-X.

(d) Exhibits. The following exhibits are filed as part of this Current Report on Form 8-K/A:

Exhibit No.	Description

23.1	Consent of EKS&H LLLP.

99.1	Audited statement of operating revenues and direct operating expenses of the Liberty Assets for the year ended December 31, 2013 and unaudited statements of operating revenues and direct operating expenses of the Liberty Assets for the six months ended June 30, 2014 and 2013.

99.2	Pro forma condensed combined balance sheet of Emerald Oil, Inc. as of June 30, 2014, and pro forma condensed combined statements of operations of Emerald Oil, Inc. for the the year ended December 31, 2013 and six months ended June 30, 2014, giving effect to the Company’s acquisition of the Liberty Assets.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 7, 2014		EMERALD OIL, INC.

	By:	/s/ Ryan Smith
Ryan Smith
Chief Financial Officer (principal financial officer)

EXHIBIT INDEX

Exhibit No.	Description

23.1	Consent of EKS&H LLLP.

99.1	Audited statement of operating revenues and direct operating expenses of the Liberty Assets for the year ended December 31, 2013 and unaudited statements of operating revenues and direct operating expenses of the Liberty Assets for the six months ended June 30, 2014 and 2013.

99.2	Pro forma condensed combined balance sheet of Emerald Oil, Inc. as of June 30, 2014, and pro forma condensed combined statements of operations of Emerald Oil, Inc. for the the year ended December 31, 2013 and six months ended June 30, 2014, giving effect to the Company’s acquisition of the Liberty Assets.